UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2013

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North LaSalle Street, Suite 925, Chicago, IL	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 324-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2013, Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), increased the size of its board of directors from eight to nine members and Brett White was appointed as an independent Class III director to fill the vacancy created by such increase. In addition, Mr. White joined  the Audit Committee of the board of directors.

The initial term of Mr. White, a Class III director, began when he joined the board of directors on April 25, 2013 and will expire at the 2015 annual meeting of stockholders of the Company. The board of directors determined that Mr. White is independent within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the rules of the New York Stock Exchange. As an independent director, Mr. White will receive the same compensation as that provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC.

Mr. White was the chief executive officer of CBRE Group, Inc., the world’s largest commercial real estate services and investment firm, based on 2012 revenue, from June 2005 until his retirement on November 30, 2012, after which time he joined Blum Capital Partners, L.P., as a Managing Partner.  Mr. White also served as CBRE’s president from September 2001 to March 2010. CBRE Group is a Fortune 500 and S&P 500 company listed on the New York Stock Exchange.  Mr. White served as a member of the board of directors of CBRE Group and its predecessor company from 1998 until his appointment to the Company’s board of directors. Prior to becoming CBRE’s president, Mr. White was chairman of the Americas of CB Richard Ellis Services, Inc. from 1999 to 2001 and was its president of brokerage services from 1997 to 1999. Prior to that, Mr. White held various sales and management positions beginning in 1984. Mr. White serves as a member of the board of directors of Realogy Holdings, Corp., Edison International and its wholly owned subsidiary, California Edison Company, a California public utility company. Mr. White is a trustee of the University of San Francisco, and he has been involved in a number of civic and charitable organizations, including the Los Angeles Museum of Contemporary Art and Junior Achievement.

Item 7.01  Regulation FD Disclosure.

On April 26, 2013, the Company issued a press release announcing the increase in the size of its board of directors, Mr. White’s appointment to its board of directors, and Mr. White’s appointment to the Audit Committee.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                                                                                 Exhibits:

Exhibit Number	Description
99.1	Press Release, dated April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  April 26, 2013

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ John B. Bartling, Jr.
John B. Bartling, Jr.
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated April 26, 2013.